Exhibit 99.1

Press Release #201107	FOR IMMEDIATE RELEASE	March 3, 2011

$872,900 PRIVATE PLACEMENT CLOSED

Vancouver, BC—Enertopia Corporation (ENRT) (TOP) (the "Company" or "Enertopia") has closed a private placement of 8,729,000 units at a price of $0.10 per unit for gross proceeds of $872,900.

Each unit consists of one common share in the capital of the Company and one non-transferable share purchase warrant, with each full warrant entitling the holder to purchase one additional common share in the capital of the Company until March 3, 2013, at a purchase price of CDN$0.20 per share, subject to early expiry as set out in the warrant certificate. Also, pursuant to the terms of the subscription agreement, the Company has granted to each subscriber, for a period of twelve (12) months, a right of first refusal to purchase such subscriber’s pro rata share of any new financing to be undertaken by the Company.

Proceeds of the Private Placement are intended to be used in part for acquisition of and exploration on the Company’s pending New Mexico Copper and Silver project, and for general working capital. The Private Placement is subject to normal regulatory approvals.

The Company will pay broker commissions of $39,200 in cash and issue 392,000 brokers warrants in connection with the private placement to Canaccord Genuity. The Company will pay broker commissions of $9,730 in cash and issue 97,300 brokers warrants in connection with the private placement to Wolverton Securities.

Pursuant to Canadian securities laws, the securities issued will be subject to a hold period of four months and one day and pursuant to United States securities laws all securities issued pursuant to the private placement are restricted securities.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada under the symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:

Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy or of natural resource projects provides no assurance that any particular project will have any material effect on the Company.